Exhibit 99.2
Earnings Call May 5, 2011

2 During this discussion, we may make forward-looking statements within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon the company’s current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ include: general economic conditions; increases in cost or availability of ingredients, packaging, energy and employees; price competition and industry consolidation; loss of major customers or changes in product offerings with significant customers; business disruption from merger integration and conversion of our distribution network to independent operators, including failure to realize anticipated synergies in a timely manner or the loss of key personnel; failure to maintain proper and effective internal controls; ability to execute strategic initiatives; product recalls and concerns surrounding the quality or safety of products and ingredients; disruptions to our supply chain or information technology systems; changes in consumer preferences; inability to maintain existing markets or expand to other geographic markets; potential threats to trademarks and other proprietary intellectual rights; food industry and regulatory factors; interest rate and foreign exchange rate risks; and the interests of significant stockholders may conflict with those of other stockholders, which have been discussed in greater detail in our most recent Form 10-K and other reports filed with the Securities and Exchange Commission.

First Quarter 2011 Financial Review Rick Puckett EVP, CFO, Treasurer and Secretary 3

First Quarter Revenue Summary

$ in Millions, (Unaudited)

	Q1 2011	2011 vs. 2010	
Branded Products	$ 228.5	$ 101.9	80.5%
Non-Branded Products	160.0	65.0	68.4%
Net Revenue	$ 388.5	$ 166.9	75.3%

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Q1 2011**Q1 2010**Net Revenue388.5$221.6$ Gross Margin %36.3%37.8%SG&A Expense %30.7%36.2%Operating Income %*5.6%1.7%Tax Rate37.1%32.5%Net Income attributable to Snyder’s-Lance11.8$1.2$ Diluted EPS0.17$0.04$ * Operating income percentage is a non-GAAP measure. For a corresponding reconciliation of operating income percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. 2010 was revised to reflect the change in accounting for inventory. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix. 5

20112010*Cash Flow from Operating Activities12.4$ (1.5)$ Capital Expenditures(17.5) (7.6) Free Cash Flow Before Dividends(5.1)$ (9.1)$ Dividends Paid to Stockholders(10.6)$ (5.1)$6 * 2010 was revised to reflect the change in accounting for inventory.

Estimates for 2011 7

8 Net Revenue $1.59 — $1.65 billion Diluted Earnings Per Share $0.85 — $1.00 Capital Spending $60 — $70 million

Questions? 9

Appendix 10

This presentation includes certain measures not derived in accordance with generally accepted accounting principles (“GAAP”). Such measures should not be considered substitutes for any measures derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP financial measures to the most nearly comparable GAAP measures, if applicable, is presented on the slides that follow. The Company believes these non-GAAP financial measures provide useful information to investors as the measures emphasize core on-going operations and are helpful in comparing past and present operating results. The Company uses these measures to evaluate past performance and prospects for future performance. The presentation of non-GAAP financial measures by the Company should not be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP. 11

12 Q1 2011 Including Special ItemsQ1 2011 Special ItemsQ1 2011 Excluding Special ItemsNet Revenue388.5 — 388.5 Cost of Sales247.3 — 247.3 Gross Margin141.2 — 141.2 Gross Margin %36.3%36.3%SG&A120.9 1.6 119.3 Operating Income20.3 (1.6) 21.9 Operating Income %5.2%5.6%Other Income / (Expense), Net(0.1) — (0.1) Net Interest Expense(2.7) — (2.7) Earnings Before Taxes17.5 (1.6) 19.1 Tax Expense / (Benefit)6.5 (0.6) 7.1 Tax Rate %37.1%37.1%Net Income11.0 (1.0) 12.0 Less: Net Income attributableto non-controlling interests(0.2) — (0.2) Net Income attributableto Snyder’s-Lance, Inc.10.8$ (1.0)$11.8$ Shares68.1 68.1 68.1 Earnings Per Share0.16$ (0.01)$0.17$

13 * Amounts revised to reflect the change in accounting for inventory. *Q1 2010Q1 2010*Q1 2010IncludingSpecialExcludingSpecial ItemsItemsSpecial Items Net Revenue 221.6$ -$221.6$ Cost of Sales137.7 — 137.7 Gross Margin83.9 — 83.9 Gross Margin %37.8%37.8% SG&A 80.4 0.2 80.2 Operating Income 3.5 (0.2) 3.7 Operating Income % 1.6%1.7% Other Income/(expense), net (3.6) (2.6) (1.0) Net interest expense (0.9) — (0.9) Earnings/(loss) before taxes (1.0) (2.8) 1.8 Tax expense/(benefit) (0.3) (0.9) 0.6 Tax Rate % 32.5%32.5% Net income (0.7) (1.9) 1.2 Less: Net Income attributable to noncontrolling interests — - — Net Income attributable to Snyder’s-Lance, Inc. (0.7)$ (1.9)$1.2$ Shares 31.8 31.8 31.8 Earnings Per Share (0.02)$ (0.06)$0.04$

Reconciliation of Non-GAAP Measures: Operating Income

$ in Millions (Unaudited)

	Q1 2011	*Q1 2010
Earnings/(loss) before taxes	$ 17.5	$ (1.0)
Add Back		
Net Interest Expense	2.7	0.9
Add Back		
Other expense, net	0.1	3.6
Equals		
Operating Income	20.3	3.5
Add Back		
Special items included in SG&A	1.6	0.2
Equals		
Operating income excluding special items	$ 21.9	$ 3.7
Net Revenue	$ 388.5	$ 221.6
Operating Income, excluding special items, as a % of Net Revenue	5.6%	1.7%

** Amounts revised to reflect the change in accounting for inventory.*

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